UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  09/19/2008

Ruth's Hospitality Group, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-51485

Delaware	72-1060618
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

500 International Parkway
Heathrow, FL 32746
(Address of principal executive offices, including zip code)

(407) 333-7440
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

On September 19, 2008, the Company issued a press release announcing the completion of a $17.6 million multi-site sale leaseback transaction with Sovereign Investment Company. The proceeds were then used to pay down a portion of the outstanding balance under the Company's revolving credit facility. A copy of the press release is being furnished as Exhibit 99.1. The information contained in this report on Form 8-K, including Exhibit 99.1, is being furnished for informational purposes only and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Registration statements or other documents filed with the SEC shall not incorporate Exhibit 99.1 or any other information set forth in this report on Form 8-K by reference, except as otherwise expressly stated in such filing.

Item 9.01.    Financial Statements and Exhibits

Exhibit 99.1 Press Release issued by Ruth's Hospitality Group, Inc., dated September 19, 2008.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ruth's Hospitality Group, Inc.

Date: September 19, 2008	By:	/s/ Thomas E. O'Keefe
Thomas E. O'Keefe
Executive Vice President - Chief Legal and Compliance Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release issued by Ruth's Hospitality Group, Inc., dated September 19, 2008.